[MIDWAY AIRLINES LOGO]


FOR IMMEDIATE RELEASE                                             Media Contact:
                                                          Robert R. Ferguson III
                                                                 President & CEO
                                                                  (919) 595-6003

                            Midway Airlines Announces
                       Lease of Three New 737-700 Aircraft

         RALEIGH-DURHAM, N.C. - July 19, 2000 - Midway Airlines Corporation (NASDAQ: MDWY) (the "Company") announced today that it has agreed to lease three
(3) additional newly manufactured Boeing 737-700 aircraft. The aircraft are scheduled for delivery in November 2000, October 2001 and November 2001 and will be equipped with CFM56-7B22 engines. "Given the growth of Midway's passenger traffic and the operational excellence of the Boeing 737-700, we've decided to step forward now to increase the size of our 737 fleet," said Robert Ferguson, Midway's President and CEO. The lease of these three aircraft will increase the number of aircraft in the Company's planned 737 fleet to 20, two of which have been delivered and are now being operated by the Company.

         As a full-service carrier, Midway and its commuter partner operate 244 daily non-stop flights between their hub at Raleigh-Durham International Airport and 26 destinations in 15 states.

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         The comments made in this release regarding future events are
"forward-looking statements." Such statements involve risks and uncertainties that could cause actual events or results to differ from those contained in the forward-looking statements. A discussion of such risks and uncertainties is provided in the Company's 1999 report on form 10K.









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